As filed with the Securities and Exchange Commission on November 4, 2002

Registration No. 333-__________

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INTEGRATED DEVICE TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-2669985
(State or Other Jurisdiction of	(IRS Employer
Incorporation or Organization)	Identification Number)

2975 Stender Way
Santa Clara, California 95054

(Address of Principal Executive Offices including Zip Code)

Integrated Device Technology, Inc. 1984 Employee Stock Purchase Plan

Integrated Device Technology, Inc. 1997 Stock Option Plan

(Full Title of the Plan)

James Laufman, Esq.

General Counsel

Integrated Device Technology, Inc.

2975 Stender Way

Santa Clara, California 95054

(408) 727-6116

(Name and Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Christoper Kaufman, Esq.

Latham & Watkins

135 Commonwealth Drive

Menlo Park, California  94025

(650) 328-4600

CALCULATION OF REGISTRATION FEE
Securities to be Registered	Amount to be Registered (2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, par value $.001 per share (1):
To be issued under the 1984 Employee Stock Purchase Plan (the “ESPP”)	600,000 shares	$9.29	$5,574,000	$512.81
To be issued under the 1997 Stock Option Plan (the “Stock Plan”)	3,000,000 shares	$9.29	$27,870,000	$2,564.04

(1)          Associated with the IDT common stock are preferred stock purchase rights which will not be exercisable or be evidenced separately from the common stock prior to the occurrence of certain events.

(2)          This registration statement shall also cover any additional shares of common stock which become issuable under the Integrated Device Technology, Inc. ESPP or the Stock Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock of Integrated Device Technology, Inc.  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(3)          Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) registered hereunder based on the average of the high and the low prices for Integrated Device Technology, Inc.’s Common Stock as reported on the Nasdaq National Market System on October 29, 2002.

Proposed sale to take place as soon after the effective date of the Registration Statement as options granted under the Plan are exercised.

PART I

The information called for in Part I of the Form S-8 is not being filed with or included in this Form S-8 (by incorporation, by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II

Pursuant to General Instruction E of Form S-8, the contents of the prior ESPP and Stock Plan Registration Statements are incorporated by reference to the extent not modified or superseded hereby or by any subsequently filed document which is incorporated by reference herein or therein.

Integrated Device Technology, Inc. (the “Company”) filed with the Commission the following Registration Statements on Form S-8 relating to shares of the Company’s common stock, par value $.001 per share (the “Common Stock”) to be offered and sold under the ESPP, and the contents of such prior Registration Statements are incorporated  in this Registration Statement by reference: (1) Registration Statement on Form S-8, filed March 30, 1992 (File No. 033-46831); (2) Registration Statement on Form S-8, filed August 5, 1994 (File No. 033-54937); (3) Registration Statement on Form S-8, filed September 26, 1997 (File No. 333-36601); (4) Registration Statement on Form S-8, filed September 25, 1998 (File No. 333-64279); and (5) Registration Statement on Form S-8, filed April 19, 2000 (File No. 333-35124).

The Company filed with the Commission the following Registration Statements on Form S-8 relating to shares of the Common Stock to be offered and sold under the Stock Plan, and the contents of such prior Registration Statements are incorporated in this Registration Statement by reference: (1) Registration Statement on Form S-8, filed January 29, 1998 (File No. 333-45245); (2) Registration Statement on Form S-8, filed September 25, 1998 (File No. 333-64279); (3) Registration Statement on Form S-8, filed July 28, 2000 (File No. 333-42446); and (4) Registration Statement on Form S-8, filed May 25, 2001 (File No. 333-61742).

Item 3. Incorporation of Documents by Reference

              The following documents filed by the Company with the Commission are incorporated herein by reference:

              (a) The Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2002.

              (b) The Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2002.

              (c) All other reports filed by the Company pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the fiscal year covered by the annual report referred to in (a) above; and

              (d) The description of the Company’s preferred share purchase rights as set forth in the Company’s Registration Statement on Form 8-A filed December 23, 1998.

Item 8. Exhibits

See Index to Exhibits on Page 4.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on October 31, 2002.

INTEGRATED DEVICE TECHNOLOGY, INC.

By:	/s/ ALAN F. KROCK
Alan F. Krock, Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Alan Krock and James Laufman, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ JERRY G. TAYLOR	Chief Executive Officer and Director	October 31, 2002
Jerry G. Taylor	(Principal Executive Officer)

/s/ JOHN C. BOLGER	Director	October 31, 2002
John C. Bolger

/s/ FEDERICO FAGGIN	Director	October 31, 2002
Federico Faggin

/s/ KENNETH KANNAPPAN	Director	October 31, 2002
Kenneth Kannappan

/s/ JOHN SCHOFIELD	Director	October 31, 2002
John Schofield

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Index to Exhibits

4.1	1984 Employee Stock Purchase Plan, as amended and restated effective October 1, 2002*

4.2	1997 Stock Option Plan, as amended through April 21, 1998**

5.1.	Opinion of Latham & Watkins.

23.1.	Consent of Independent Accountants.

23.2.	Consent of Latham & Watkins (included in Exhibit 5.1 hereto).

24.1	Powers of Attorney (included in the signature page hereto).

* Incorporated by reference as Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2002, filed August 14, 2002 (File No. 0-12695).

** Incorporated by reference as Exhibit 10.23 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2002, filed August 14, 2002 (File No. 0-12695).

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